EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a), or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc.

/s/ PETER MAINZ		/s/ MICHAEL S. BUCHANAN

Name:	Peter Mainz	Name:	Michael S. Buchanan
Title:	Chief Executive Officer & President	Title:	Interim Chief Financial Officer & Director, Worldwide Tax
Company:	Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc.	Company:	Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc.
Date:	October 24, 2008	Date:	October 24, 2008